                                 AMENDMENT NO. 1
                                       to
                                   SCHEDULE A

                          DELAWARE GROUP ADVISER FUNDS

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                          EFFECTIVE AS OF JUNE 28, 2002



Delaware Diversified Income Fund
Delaware U.S. Growth Fund















AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.           DELAWARE GROUP ADVISER FUNDS
                                         for its series set forth in this
                                         Schedule A



By:  /s/ Douglas L. Anderson             By:  /s/ David K. Downes
    --------------------------------          -------------------------
     Name: Douglas L. Anderson                 Name: David K. Downes
     Title: Senior Vice President              Title: President